      EXHIBIT 23.1 - CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-53335 and 33-53337). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.





                                          /s/ Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP



      San Francisco, California,
        March 28, 2000